                                        April 29, 1996

                                        VIA EDGAR


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

RE:  Kaiser Aluminum & Chemical Corporation (the "Company")
     Definitive Proxy Materials

Ladies and Gentlemen:

     On behalf of the Company and pursuant to Rule 14a-6(b) promulgated under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), please find attached the Definitive Proxy Statment with respect to the 1996 Annual Meeting of Stockholders, including the Notice of 1996 Annual Meeting, and forms of Proxies.

     The filing fee of $125 has been deposited to the Commission's account via wire transfer. It is intended that these materials will be released to the Company's stockholders commencing on or about May 3, 1996.

     Please be advised that by copy of this letter, six (6) copies of such materials are being delivered to the New York
Stock Exchange.

     Please contact the undersigned at (510) 847-5882 with any questions or comments you may have.

                                Sincerely,


                                /s/  John M. Donnan
                                John M. Donnan
                                General Attorney

cc:  w/ Enclosures

VIA FEDERAL EXPRESS
Mr. Hugh O'Brien
New York Stock Exchange
20 Broad Street, 18th Floor
New York, New York   10005

                           [KACC Logo]



                                             April 29, 1996


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting" of Kaiser Aluminum & Chemical
Corporation (the "Company") to be held at 10:00 a.m. on Wednesday, June 5, 1996, at 5847 San Felipe, 26th Floor, (Board of Directors Meeting Room), Houston, Texas.

     At the Annual Meeting, the holders of the Company's Common Stock, par value $.33-1/3 per share, Cumulative (1985 Series A) Preference Stock and Cumulative (1985 Series B) Preference Stock (all such holders being collectively referred to as the "Stockholders") will consider and vote, as a single class, (i) in the election of directors, and (ii) upon such other business as may properly be presented to the Annual Meeting or any adjournments or postponements thereof.

     Each Stockholder of record at the close of business on April 30, 1996 is entitled to receive notice of and vote at the Annual Meeting and is urged to attend the Annual Meeting. Whether or not you intend to be present at the Annual Meeting, we urge you to complete, date, sign and promptly return the enclosed proxy card.

     We look forward to seeing as many of you as possible at the Annual Meeting.


                              /s/ George T. Haymaker, Jr.


                              GEORGE T. HAYMAKER, JR.
                              Chairman of the Board and
                                Chief Executive Officer

              KAISER ALUMINUM & CHEMICAL CORPORATION
                       6177 Sunol Boulevard
                Pleasanton, California 94566-7769


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held June 5, 1996


            The Annual Meeting of Stockholders (the "Annual Meeting") of Kaiser Aluminum & Chemical Corporation (the "Company") will be held at 5847 San Felipe, 26th Floor, (Board of Directors Meeting Room), Houston, Texas, on Wednesday, June 5, 1996, at 10:00 a.m., Houston time, for the following purposes:

            1. To elect six (6) directors to hold office until
               the Company's 1996 Annual Meeting of
               Stockholders or until their respective
               successors are elected and qualified; and

            2. To consider and transact such other business as
               may properly be presented to the Annual Meeting or any adjournments or postponements thereof.

            Holders of record of the Company's common stock, par value $.33-1/3 per share, Cumulative (1985 Series A) Preference Stock and Cumulative (1985 Series B) Preference Stock (all such holders being collectively referred to as the "Stockholders") as of the close of business on April 30, 1996 are entitled to notice of and to vote at the Annual Meeting. All Stockholders will vote as a single class at the Annual Meeting. Stockholders' lists will be available commencing May 24, 1996, and may be inspected for purposes germane to the Annual Meeting during normal business hours prior to the Annual Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.

                           By Order of the Board of Directors


                           /s/ Byron L. Wade

                           BYRON L. WADE
                           Secretary

April 29, 1996


                            IMPORTANT

            Please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope provided for your convenience and which requires no postage if mailed in the United States. Any Stockholder who attends the Annual Meeting may vote personally on all matters brought before the Annual Meeting and, in that event, his or her proxy will not be used.

              KAISER ALUMINUM & CHEMICAL CORPORATION
                       6177 Sunol Boulevard
                Pleasanton, California 94566-7769


                         PROXY STATEMENT
                               for
                  ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held June 5, 1996

            This proxy statement is furnished to Stockholders
(as defined below) in connection with the solicitation of proxies on behalf of the Board of Directors of Kaiser Aluminum & Chemical Corporation (the "Company"), a Delaware corporation, to be voted at an Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 5, 1996 and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of Annual Meeting. The principal executive offices of the Company are located at 6177 Sunol Boulevard, Pleasanton, California 94566-7769, telephone (510) 462-1122.

            This proxy statement, the accompanying proxy card and the Notice of Annual Meeting are being mailed, commencing on or about May 3, 1996, to the record holders as of the close of business on April 30, 1996 of the Company's common stock, par value $.33-1/3 per share (the "Common Stock"), Cumulative (1985 Series A) Preference Stock ("1985 Series A Stock") and Cumulative (1985 Series B) Preference Stock ("1985 Series B Stock"), all such holders being collectively referred to as the "Stockholders"). The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, is being mailed to stockholders together with, but is not part of, this proxy statement and other proxy materials.

            We cordially invite you to attend the Annual
Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return your proxy card in the enclosed envelope. Any one or more of the persons authorized to act as proxies at the Annual Meeting as listed on the proxy cards are Robert W. Irelan, John T. La Duc, Anthony R. Pierno and Byron L. Wade. If you are a holder of record, you may revoke your proxy at any time prior to its exercise at the Annual Meeting by giving notice to the Company's Secretary, by filing a later dated proxy or, if you attend the Annual Meeting, by voting your shares in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, "FOR" the election of the directors. The presence, in person or by proxy, of the holders of a majority of the shares of the Company's capital stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A plurality of the votes present, in person or by proxy, is necessary for the election of directors. Under applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

            The Company's Common Stock is 100% owned by Kaiser Aluminum Corporation ("KAC"). There is no established public trading market for the Common Stock. The holders of record of approximately 90% of the 1985 Series A Stock and approximately 44% of the 1985 Series B Stock are the trustees under the Trust Agreement of the Company's USWA Employee Stock Ownership Plan and the Trust Agreement of the Company's Salaried Employee Stock Ownership Plan, respectively. The trustees have agreed to vote the shares of the 1985 Series A Stock and 1985 Series B Stock held by them as directed by the beneficial owners of such shares, or with respect to shares of such stock as to which no voting instructions are received, in the same proportions as the shares as to which instructions are received are voted. As of March 29, 1996, there were 46,171,365 shares of Common Stock, 599,845 shares of 1985 Series A Stock and 97,193 shares of Series B Stock outstanding.

                      ELECTION OF DIRECTORS

            At the Annual Meeting, six directors will be elected by the Stockholders to serve until the 1997 Annual Meeting or until their respective successors are duly elected and qualified. The six nominees receiving the highest number of votes will be elected.

            The six persons nominated for election to the Board of Directors at the Annual Meeting are Robert J. Cruikshank, George T. Haymaker, Jr., Charles E. Hurwitz, Ezra G. Levin, Robert Marcus and Robert J. Petris. All of such nominees are currently members of the Board of Directors. See, "Executive Officers and Directors" and "Principal Stockholders" for information concerning each of the nominees, including the dates on which they first became directors, their business experience during the past five years and the number of shares of the Company's capital stock owned beneficially by each of them as of March 29, 1996. Each of the nominees has consented to serve as a member of the Board of Directors if elected.

            The persons named in the proxies will vote the shares represented thereby for the election of the foregoing named nominees except where authority has been withheld as to a particular nominee or as to all such nominees. Should any nominee decline or be unable to serve as a director of the Company, which is not anticipated, the persons named in the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend.

            The Board of Directors recommends a vote "FOR" the election of all nominees for director of the Company.


            THE BOARD OF DIRECTORS AND ITS COMMITTEES

            The Board of Directors of the Company (sometimes referred to herein as the "Board") held six meetings and acted by written consent on five occasions during 1995. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1995, no director attended fewer than 93% of the aggregate of the meetings of the Board and all committees of the Board on which he served.

            The Board of Directors of the Company currently has three standing committees. These committees consist of the Executive, Audit and Compensation Committees.

            The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board of Directors. Its current members are Messrs. Haymaker and Hurwitz (Chairman). The Executive Committee held three meetings and acted by written consent ten times during 1995.

            The Audit Committee presently consists of Messrs. Levin, Marcus (Chairman) and Petris. The Audit Committee meets with appropriate Company financial and legal personnel, internal auditors and independent public accountants and reviews the internal controls of the Company and the objectivity of its financial reporting. This Audit Committee recommends to the Board the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The independent public accountants periodically meet privately with the Audit Committee and have access to the Committee at any time. The Audit Committee met on one occasion during 1995.

            The Compensation Committee reviews and advises management, makes recommendations to the Board, and reviews and approves proposals regarding the establishment or change of benefit plans, salaries or compensation afforded the executive officers and other employees of the Company. Messrs. Cruikshank, Levin (Chairman) and Marcus currently serve as members of the Compensation Committee. The Compensation Committee met on six occasions and acted by written consent one time during 1995.

            The Board of Directors of the Company does not have a standing nominating committee nor does it have any committee performing a similar function.

Director Compensation

            Directors who were not employees of the Company or KAC, received a base fee of $30,000 for the 1995 calendar year. Non-employee directors of the Company who were also non-employee directors of MAXXAM Inc. ("MAXXAM"), KAC's parent, received director or committee fees for serving as a director of the Company and/or KAC in addition to the fees received from MAXXAM. In addition to the compensation payable as a director for 1995, the Chairman of each of the Executive, Audit and Compensation Committees was paid a fee of $3,000 per year for services as Chairman of such committee. All members of such committees received a fee of $1,500 per day per committee meeting held in person on a date other than a Board meeting date and $500 per formal telephonic committee meeting. In respect of 1995, Messrs. Cruikshank, Levin, Marcus and Petris received an aggregate $32,500, $35,500, $42,356 and $24,880, respectively, in such director and committee fees from the Company and KAC.

            Subject to the approval of the Chairman of the Board, directors may also be paid additional ad hoc fees for extraordinary services in the amount of $750 per half day or $1,500 per day for such services. No such extraordinary services were performed during 1995. Directors are reimbursed for travel and other disbursements relating to Board and committee meetings. Fees to directors who are also employees of the Company, KAC or MAXXAM are deemed to be included in their salary. Directors of the Company were also directors of KAC and received the foregoing compensation for acting in both capacities.

                 EXECUTIVE OFFICERS AND DIRECTORS

            The following table sets forth certain information, as of April 29, 1996, with respect to the executive officers and directors of the Company. All officers and directors hold office until their respective successors are elected and qualified or until earlier resignation or removal.

       Name              Positions and Offices with the Company
       ----              --------------------------------------

George T. Haymaker, Jr.  Chairman of the Board, Chief Executive
                         Officer and Director
Joseph A. Bonn           Vice President, Planning and
                         Administration
John T. La Duc           Vice President and Chief Financial
                         Officer
John E. Daniel           Vice President, and President of Kaiser
                         Primary Products
Lawrence L. Watts        Vice President, and President of Kaiser
                         Aluminum International
Anthony R. Pierno        Vice President and General Counsel
Byron L. Wade            Vice President, Secretary and Deputy
                         General Counsel
Robert E. Cole           Vice President, Government Affairs
Richard B. Evans         Vice President
Robert W. Irelan         Vice President, Public Relations
Alan G. Longmuir         Vice President, Research and Development
Raymond J. Milchovich    Vice President, and President of Kaiser
                         Flat-Rolled Products
James T. Owen            Vice President, and President of Kaiser
                         Extruded Products
Geoffrey W. Smith        Vice President, and President of Kaiser
                         Alumina
Kris S. Vasan            Vice President, Financial Risk
                         Management
Arthur S. Donaldson      Controller
Karen A. Twitchell       Treasurer
Robert J. Cruikshank     Director
Charles E. Hurwitz       Director and Vice Chairman
Ezra G. Levin            Director
Robert Marcus            Director
Robert J. Petris         Director

           George T. Haymaker, Jr. Mr. Haymaker, age 58, assumed the positions of Chairman of the Board and Chief Executive Officer of the Company and KAC effective January 1, 1994. From May 1993 to December 1993, Mr. Haymaker served as President and Chief Operating Officer of the Company and KAC.
Mr. Haymaker became a director of KAC in May 1993, and a director of the Company in June 1993. From 1987 to April 1993, Mr. Haymaker was a partner in a partnership which acquired, redirected and operated small to medium sized companies in the metals industry. Since July 1987, Mr. Haymaker has been a director, and from February 1992 through March 1993 was President of, Metalmark Corporation, which is in the business of semi-fabrication of aluminum specialty foils and extrusions. From May 1986 until February 1993, he also served as President of West Coast Sales Corp., which provides management and acquisition services. Mr. Haymaker also served as Chief Executive Officer and a director of Amarlite Architectural Products, Inc. ("Amarlite"), a producer of architectural curtain wall and entrance products, from August 1990 to April 1992 and from April 1989 to February 1993, respectively. He was a director of American Powdered Metals Company, which is engaged in the manufacture of powdered metal components, from August 1988 to March 1993, and Hayken Metals Asia Limited, which represents manufacturers of aluminum and metal products, from January 1988 to April 1993. From 1984 to 1986, Mr. Haymaker served as Executive Vice President Aluminum Operations of Alumax Inc., responsible for all primary aluminum and semifabricating activities.

            Joseph A. Bonn. Mr. Bonn, age 52, has been Vice President, Planning and Administration of KAC and the Company since February 1992 and July 1989, respectively. Mr. Bonn has served as a Vice President of the Company since April 1987 and served as Senior Vice President Administration of MAXXAM from September 1991 through December 1992. He was also the Company's Director of Strategic Planning from April 1987 until July 1989. From September 1982 to April 1987, Mr. Bonn served as General Manager of various aluminum fabricating divisions.

            John T. La Duc. Mr. La Duc, age 53, has been Vice President and Chief Financial Officer of KAC since June 1989 and May 1990, respectively, and was Treasurer of KAC from August 1995 until February 1996 and from January 1993 until April 1993. He was also Treasurer of the Company from June 1995 until February 1996, and has been Chief Financial Officer of the Company since January 1990 and a Vice President of the Company since June 1989. Since September 1990, Mr. La Duc has served as Senior Vice President of MAXXAM. Mr. La Duc also serves as a Vice President and a director of MAXXAM Group Inc. ("MGI"), a wholly owned subsidiary of MAXXAM, The Pacific Lumber Company ("Pacific Lumber"), an indirect subsidiary of MAXXAM engaged in forest products operations, and Pacific Lumber's subsidiary, Scotia Pacific Holding Company ("Scotia Pacific"). He previously served as Chief Financial Officer of MAXXAM and MGI from September 1990 until December 1994 and February 1995, respectively, and of Pacific Lumber from October 1990 and Scotia Pacific from November 1992 until February 1995.

            John E. Daniel. Mr. Daniel, age 60, has been a Vice President of the Company since January 1992, President of Kaiser Primary Products since June 1995, and has been the General Manager of the Company's primary aluminum products business unit since November 1990. From November 1990 to January 1992, he was Divisional Vice President of the Company's primary aluminum products business unit. From December 1989 to November 1990, Mr. Daniel was Reduction Plant Manager of the Company's Tacoma, Washington plant and from July 1986 to December 1989, he was Reduction Plant Manager of the Company's formerly owned Ravenswood, West Virginia plant.

            Lawrence L. Watts. Mr. Watts, age 49, has been President of Kaiser Aluminum International since June 1995 and a Vice President of the Company since January 1992. From April 1994 until June 1995, Mr. Watts was General Manager International Development. Mr. Watts previously served as Co-General Manager of the Company's alumina business unit from September 1991 until December 1994. From June 1989 to January 1992, Mr. Watts was Divisional Vice President, Governmental Affairs and Human Resources, for the alumina business unit, and from July 1988 to June 1989, he was Divisional Vice President, Public Relations and Governmental Relations, for the alumina business unit. From September 1984 to July 1988, Mr. Watts was Manager, Human Resources for the alumina business unit.

            Anthony R. Pierno. Mr. Pierno, age 64, has served as Vice President and General Counsel of the Company and KAC since January 1992. He also serves as Senior Vice President and General Counsel of MAXXAM, positions he has held since February 1989. Mr. Pierno has also served as Vice President and General Counsel of MGI and Pacific Lumber since May 1989, and Scotia Pacific since November 1992, and as a director of MGI and Pacific Lumber since November 1993 and January 1994, respectively. Immediately prior to joining MAXXAM, Mr. Pierno served as partner in charge of the business practice group in the Los Angeles office of the law firm of Pillsbury, Madison & Sutro. He has served as the Commissioner of Corporations of the State of California and as Chair of several committees of the State Bar of California. Mr. Pierno is Chairman of the Board of Trustees of Whittier College, and a former member and past Chairman of the Board of Trustees of Marymount College.

            Byron L. Wade. Mr. Wade, age 49, has served as Vice President and Secretary of the Company and KAC since January 1992, and Deputy General Counsel of KAC and the Company since May and June 1992, respectively. Mr. Wade has also served as Vice President and Deputy General Counsel of MAXXAM since May 1990, and Secretary of MAXXAM since October 1988. He previously served as Assistant Secretary and Assistant General Counsel of MAXXAM from November 1987 to October 1988 and May 1990, respectively.
In addition, Mr. Wade has served since May 1993 as a Vice President and Secretary of SHRP General Partner, Inc. ("SHRP"), the current managing general partner of Sam Houston Race Park, Ltd., a Texas limited partnership and subsidiary of MAXXAM which
operates a horse racing facility in Texas ("SHRP, Ltd.").   Mr.
Wade has served as Vice President, Secretary and Deputy General Counsel of Pacific Lumber and Scotia Pacific since June 1990 and November 1992, respectively, and as Vice President, Secretary and Deputy General Counsel of MGI since July 1990. He had previously served since 1983 as Vice President, Secretary and General Counsel of MCO Resources, Inc., a publicly traded oil and gas company, which was majority owned by MAXXAM.

            Robert E. Cole. Mr. Cole, age 49, has been a Vice President of the Company since March 1981. Since September 1990, Mr. Cole also has served as Vice President Federal Government Affairs of MAXXAM, MGI and Pacific Lumber. Mr. Cole is currently Chairman of the United States Auto Parts Advisory Committee established by the United States Congress.

            Richard B. Evans.  Mr. Evans, age 48, has been a
Vice President of the Company since January 1, 1992, and was responsible for the worldwide commercial development of the Company's proprietary micromill rolling process for canstock production from April 1994 through February 1996. Mr. Evans has been President of Kaiser Micromills since June 1995. He previously served as General Manager of the Company's flat-rolled products business unit from January 1989 to April 1994. From July 1986 to January 1992, he was Divisional Vice President of the Company's flat-rolled products business unit.

            Robert W. Irelan. Mr. Irelan, age 59, has served the Company as Vice President, Public Relations since February 1988. He has also been Vice President Public Relations of MGI, Pacific Lumber and MAXXAM since September 1990. From June 1985 to February 1988, Mr. Irelan served as Divisional Vice President Corporate Public Relations of the Company, and from 1968 to June 1985 he served the Company and certain affiliated companies in a variety of positions.

            Alan G. Longmuir. Mr. Longmuir, age 55, has been Vice President Research and Development of the Company since June 1995, and previously was Divisional Vice President Research and
Development of the Company since October 1988.   Mr. Longmuir
served as the Company's Director of Manufacturing Systems from January 1985 to October 1988. From September 1982 to January 1985 he acted as the Company's Manager Automated Systems and Electrical Engineering; and from January 1978 to September 1982 was the Company's Manager Metals Automation.

            Raymond J. Milchovich. Mr. Milchovich, age 46, has been Vice President President of Kaiser Flat-Rolled Products, of the Company since June 1995. From July 1986 to June 1995, Mr. Milchovich served as Divisional Vice President of the Company's flat-rolled products business unit and Works Manager of the Company's Trentwood facility in Spokane, Washington.

            James T. Owen. Mr. Owen, age 58, has been Vice President President of Kaiser Extruded Products, of the Company since June 1995. Mr. Owen previously served as a Divisional Vice President and General Manager of the Company's extruded products business unit from February 1988 to June 1995. From January 1984 to January 1985, Mr. Owen served as the General Manager of the Company's Los Angeles extrusions facility and from July 1976 to January 1984, Mr. Owen served as plant manager of various aluminum fabricating facilities.

            Geoffrey W. Smith. Mr. Smith, age 49, has been President of Kaiser Alumina since June 1995 and a Vice President of the Company since January 1992. From December 1994 until June 1995, Mr. Smith was General Manager of the Company's alumina business unit. Mr. Smith previously served as Co-General Manager of the Company's alumina business unit from September 1991 through December 1994. From September 1990 to January 1992, Mr. Smith was Divisional Vice President of the Company's alumina business unit. From August 1988 to August 1990, Mr. Smith was Director of Business Development for the alumina business unit, and from 1982 to August 1988, he was Operations/Technical Manager for the Company's Gramercy, Louisiana facility.

            Kris S. Vasan. Mr. Vasan, age 46, has been Vice President, Financial Risk Management, of the Company since June 1995. Mr. Vasan previously served as Treasurer of KAC from April 1993 until August 1995 and as Treasurer of the Company from April 1993 until June 1995. Prior to that, Mr. Vasan served the Company and KAC as Corporate Director of Financial Planning and Analysis from June 1990 until April 1993. From October 1987 until June 1990, he served as Associate Director of Financial Planning and Analysis.

            Arthur S. Donaldson. Mr. Donaldson, age 53, became Controller of the Company and KAC effective February 1, 1996. Mr. Donaldson previously served as Assistant Controller of the Company and KAC since September 1992. From January 1985 to September 1992, Mr. Donaldson was Manager of External Reporting for KAC.

            Karen A. Twitchell. Ms. Twitchell, age 40, was elected to the position of Treasurer of the Company and KAC effective February 1, 1996. Prior to joining the Company, Ms. Twitchell was Vice President and Treasurer of Southdown, Inc., a Houston-based company specializing in portland and masonry cement, since April 1994 and Treasurer since 1989.

            Robert J. Cruikshank. Mr. Cruikshank, age 65, has served as a director of the Company and KAC since January 1994. In addition, he has been a director of MAXXAM since May 1993.
Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement in March 1993. Prior to its merger with Touche Ross & Co. in December 1989, Mr. Cruikshank served as Managing Partner of Deloitte Haskins & Sells from June 1974 until the merger, and served on such firm's board of directors from 1981 to 1985. Mr. Cruikshank also serves as a director and on the Compensation Committee of Houston Industries Incorporated, a public utility holding company with interests in electric utilities, coal and transportation businesses; a director of Texas Biotechnology Incorporated; and as Advisory Director of Compass Bank Houston.

            Charles E. Hurwitz. Mr. Hurwitz, age 55, was appointed Vice Chairman of the Company in December 1994 and has served as a director of KAC and the Company since October and November 1988, respectively. Mr. Hurwitz has also served as a member of the Board of Directors and the Executive Committee of MAXXAM since August 1978 and was elected Chairman of the Board and Chief Executive Officer of MAXXAM in March 1980. Since May 1982, Mr. Hurwitz has been Chairman of the Board and Chief Executive Officer of MGI. Since January 1993, Mr. Hurwitz has also served MAXXAM and MGI as President. From May 1986 until February 1993, Mr. Hurwitz served as a director of Pacific Lumber. Mr. Hurwitz has been, since January 1974, Chairman of the Board and Chief Executive Officer of Federated Development Company ("Federated"), a New York business trust primarily engaged in the management of real estate investments. Mr. Hurwitz has also served SHRP as a director since May 1993, Chairman of the Board since October 1995, and President from May 1993 until April 1996.

            Ezra G. Levin. Mr. Levin, age 62, has been a director of KAC since July 1991. He has been a director of the Company since November 1988, and a director of MAXXAM since May 1978. Mr. Levin also served as a director of KAC from April 1988 to May 1990, and as a director of MGI from May 1982 through December 1993. Mr. Levin is a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel. He also serves as a trustee of Federated and as a director of Pacific Lumber, Scotia Pacific and United Mizrahi Bank and Trust Company.

            Robert Marcus. Mr. Marcus, age 71, has been a director of the Company and KAC since September 1991. From 1987 to January 1992, Mr. Marcus was a partner in American Industrial Partners, a San Francisco and New York based firm specializing in private equity investments in industrial companies. From 1983 to 1991, Mr. Marcus was a director of Domtar Inc., a Canadian resource-based multi-business corporation. From 1982 to 1987, Mr. Marcus served as President and Chief Executive Officer of Alumax Inc., an integrated aluminum company.

            Robert J. Petris. Mr. Petris, age 70, has been a director of KAC since May 1995 and the Company since June 1995. He became Special Assistant to the International President of the United Steelworkers of America (the "USWA") in June 1995. Since 1977, Mr. Petris has been a member of the International Union Executive Board and Director of District 38, where he has been exposed to a wide range of issues and problems in the aluminum, steel, container and non-ferrous metals industries. Mr. Petris plans to retire from the USWA this year.

                      PRINCIPAL STOCKHOLDERS

            The following tables contain information with respect to persons known to the Company to be the beneficial owners of more than 5% of the Common Stock, the 1985 Series A Stock and the 1985 Series B Stock as of March 29, 1996. For the purposes of these disclosures and the disclosure of ownership of shares by executive officers and directors below, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting for the securities, the power to dispose of or direct the disposition of the securities, or the right to acquire beneficial ownership within 60 days.

Ownership of Certain Beneficial Owners Common Stock

  Name and Address of         Amount and Nature of    Percent
  Beneficial Owner            Beneficial Ownership   of Class(1)
  -------------------         --------------------   -----------

Kaiser Aluminum Corporation      46,171,365 shares     100%
5847 San Felipe, Suite 2600
Houston, Texas 77057

Ownership of Certain Beneficial Owners Cumulative (1985 Series A)
Preference Stock

  Name and Address of         Amount and Nature of    Percent
  Beneficial Owner            Beneficial Ownership   of Class(1)
  -------------------         --------------------   -----------

Kaiser Aluminum USWA                542,853 shares      90.0%
Employee Stock Ownership Plan(2)
c/o Mellon Bank, N.A.
Pittsburgh, Pennsylvania

Ownership of Certain Beneficial Owners Cumulative (1985 Series B)
Preference Stock

  Name and Address of         Amount and Nature of    Percent
  Beneficial Owner            Beneficial Ownership   of Class(1)
  -------------------         --------------------   -----------

Kaiser Aluminum Salaried             42,757 shares      44.0%
Employee Stock Ownership Plan(2)
c/o Mellon Bank, N.A.
Pittsburgh, Pennsylvania

- ----------------------

(1) The "Percent of Class" is computed using the shares outstanding on March 29, 1996.
(2) Individual participants in such plan may direct such plan's Trustee how to vote their shares; undirected shares are voted by the Trustee in the same proportion as shares voted upon participant direction.


Ownership of Management Cumulative (1985 Series B) Preference
Stock

  Name and Address of         Amount and Nature of     Percent
  Beneficial Owner            Beneficial Ownership    of Class(1)
  -------------------         --------------------    -----------


All directors and executive        87.6208 shares          *
officers of the Company as
a group (22 persons)

- -------------------------

*    Less than 1%.
(1) The "Percent of Class" is computed using the shares outstanding on March 29, 1996.

Ownership of Parent of KAC

           As of March 29, 1996, MAXXAM owned approximately 62% of the issued and outstanding capital stock in KAC on a fully diluted basis. The following table sets forth, as of March 29, 1996, the beneficial ownership of the Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock ("Class A Preferred Stock") of MAXXAM by the directors of the Company, and by the Company's directors and executive officers as a group:

                                                                                  % of
                                                                                Combined
     Name of                                                           %         Voting
Beneficial Owner        Title of Class          # of Shares(1)      of Class    Power(2)
- ----------------        --------------          --------------      ---------   --------
Charles E. Hurwitz      Common Stock            2,733,542(3)(4)(5)     31.1
                                                                                   60.7
                        Class A Preferred Stock   671,441(4)(5)(6)(7)  99.1
Ezra G. Levin           Common Stock                1,325(4)(5)(8)        *           *
Robert J. Cruikshank    Common Stock                1,325(8)              *           *
All directors and       Common Stock            2,736,748(9)           31.2
executive officers                                                                 60.8
of the Company as       Class A Preferred Stock   661,377(7)           99.1
a group (22 persons)


- --------------------
*        Less than 1%.
(1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed Includes the number of shares (i) such persons would have received on March 31, 1996, if any, for their exercisable stock appreciation rights ("SARs") (excluding SARs payable in cash only) if such rights had been paid solely in shares of MAXXAM common stock, and (ii) of MAXXAM common stock credited to such person's stock fund account under MAXXAM's 401(k) savings plan as of December 31, 1995.
(2) MAXXAM Class A preferred stock is generally entitled to ten votes per share.
(3) Includes 1,669,451 shares of MAXXAM common stock owned by Federated Development Inc., a wholly owned subsidiary of Federated ("FDI"), as to which Mr. Hurwitz possesses voting and investment power.
         Mr. Hurwitz serves as a trustee of Federated, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Federated. Also includes (a) 16,154 shares of MAXXAM common stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (b) 46,500 shares of MAXXAM common stock owned by a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 129,308 shares of MAXXAM common stock owned by the 1992 Hurwitz Investment Partnership, L.P., of which 64,654 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 800,954 shares of MAXXAM common stock held directly, and (e) 71,175 shares of MAXXAM common stock that FDI may acquire in exchange for 7% Cumulative Exchangeable Preferred Stock of MCO Properties Inc., a wholly owned subsidiary of MAXXAM.
(4) In addition, Federated, Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., Secretary and Treasurer of Federated, may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. As of March 29, 1996, in the aggregate, the Stockholder Group beneficially owned 2,735,219 shares of MAXXAM common stock and 671,574 shares of MAXXAM Class A preferred stock, aggregating approximately 60.75% of the total voting power of MAXXAM. By reason of the foregoing and their relationship with the members of the Stockholder Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.
(5) Does not include shares owned by other members of the Stockholder Group.
(6) Includes 661,377 shares owned by a wholly owned subsidiary of Federated, exercisable options to purchase 9,000 shares and 1,064 shares owned directly.
(7) Includes options exercisable on, or within sixty days of, March 29, 1996 to acquire 9,000 shares of Class A Preferred Stock.
(8) Includes exercisable options to purchase 325 shares of MAXXAM common stock.
(9) Includes options exercisable on, or within sixty days of, March 29, 1996 to acquire 34,250 shares of MAXXAM common stock.

            As of March 29, 1996, 28,000,000 shares of KAC's Common Stock owned by MAXXAM were pledged as security for two debt issues of MGI consisting of $100.0 million aggregate principal amount of 11-1/4% Senior Secured Notes due 2003 and $125.7 million aggregate principal amount of 12-1/4% Senior Secured Discount Notes due 2003.
                               -10-

                      EXECUTIVE COMPENSATION

Summary Compensation Table

            The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1995:


                                                                       Long-Term Compensation
                                                                       ----------------------
                           Annual Compensation                           Awards     Payouts
                           -------------------                           ------     -------
        (a)                (b)     (c)     (d)         (e)           (f)         (g)      (h)       (i)
                                                      Other       Restricted
                                                      Annual       Stock       Options/   LTIP     All Other
     Name and                    Salary  Bonus    Compensation    Award(s)      SARs    Payouts  Compensation
Principal Position        Year    ($)     ($)         ($)          ($)         (#)       ($)        ($)
- ------------------       -----   ------  -----   -------------- ------------  --------  -------  ------------

George T. Haymaker, Jr., 1995   465,000  225,000        -                -0-        -0-      -0-    23,250(2)
Chairman and Chief       1994   450,000  100,000        -                -0-     26,700      -0-     2,079(3)
Executive Officer        1993   291,072      -0-        -                -0-    100,000      -0-    40,443(3)

John T. La Duc, Vice     1995   248,333  130,000(4)     -                -0-(5)     -0-      -0-    12,417(2)
President and Chief      1994   240,000  103,000(4)     -                -0-      9,200      -0-     4,800(2)
Financial Officer        1993   240,000  100,000(4)     -                -0-        -0-      -0-     4,872(2)

Joseph A. Bonn, Vice     1995   224,633   75,000        -                -0-(5)     -0-      -0-    11,232(2)
President, Planning      1994   216,300   27,000        -                -0-      8,500      -0-     4,326(2)
and Administration       1993   216,300      -0-        -                -0-        -0-      -0-     4,326(2)

John E. Daniel, Vice     1995   191,669  152,000        -                -0-        -0-      -0-     9,583(2)
President and President  1994   170,004   24,000        -                -0-      7,300      -0-     3,590(2)
of Kaiser Primary        1993   159,000      -0-        -                -0-     21,800      -0-     3,180(2)
Products, of KACC

Lawrence L. Watts,       1995   211,171  105,000        -                -0-(5)     -0-      -0-    10,559(2)
Vice President, and      1994   172,004   26,000        -                -0-      7,100      -0-     3,440(2)
President of Kaiser      1993   154,000      -0-        -                -0-     21,100      -0-     3,080(2)
Aluminum International,
of KACC

- --------------------

(1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2) Includes contributions by KACC of $12,417, $4,800, and $4,800 for Mr. La Duc; $11,232, $4,326, and $4,326 for
         Mr. Bonn; $9,583, $3,400 and $3,180 for Mr. Daniel;
         and $10,559, $3,440, and $3,080 for Mr. Watts,  under
         the Kaiser Savings Plan (as defined below) for 1995, 1994 and 1993, respectively, and $23,250, for 1995 to Mr. Haymaker.
(3) Includes moving related items of $2,079 and $40,443 for Mr. Haymaker in 1994 and 1993, respectively.
(4) Includes $50,000 (to be paid over a two-year period), $75,000 (to be paid over a three-year period) and $100,000 (to be paid over a four-year period), awarded for 1995, 1994 and 1993, respectively, for which the Company will be reimbursed by MAXXAM.
(5) As of December 31, 1995, Messrs. Bonn, La Duc and Watts owned 47,437, 47,437 and 38,462 shares, respectively, of restricted Common Stock of KAC valued at approximately $622,611, $622,611 and $504,814, respectively, based on the closing price of $13.125 per share. Restrictions on such shares will be lifted on December 2, 1996 for each of Messrs. Bonn and La Duc and on May 24, 1996, May 24, 1997 and May 24, 1998 for 12,820, 12,821 and 12,821 shares, respectively, for Mr. Watts. No dividends will be paid on these shares to Messrs. Bonn, La Duc or Watts during the period of restriction. No other named executive officer held restricted stock of the Company or KAC at fiscal year end 1995.

Option/SAR Grants

            No options to purchase Common Stock or SARs were granted by the Company or by KAC with respect to KAC Common Stock or SARs in fiscal year 1995.


Option/SAR Exercises and Fiscal Year End Value Table

            The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 1995 by each of the named executive officers, and the 1995 fiscal year-end value of unexercised options and SARs.

     (a)                     (b)          (c)          (d)                        (e)
                                              Number of Unexercised        Value of Unexercised
                                                    Options/SARs        in-the-Money Options/SARs
                                                 at Year End (#)          at Fiscal Year-End ($)
                                              ---------------------    -------------------------
                           Shares
                        Acquired on       Value
    Name              Exercise (#) (1)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
- --------------------  ----------------  ------------  -----------  -------------  -----------  -------------
George T. Haymaker, Jr.     40,000      500,000(2)         6,675         80,025      2,503(3)     360,009(3)
Joseph A. Bonn                  --           --            2,125          6,375        795(3)       2,390(3)
John T. La Duc                  --           --            2,300          6,900        863(3)       2,588(3)
                                --           --            6,000          4,000     43,500(4)      29,000(4)
John E. Daniel               8,720       78,480(2)         1,825         18,555        685(3)      78,900(3)
Lawrence L. Watts            8,440       75,430(2)         1,775         17,985        665(3)      76,375(3)

- --------------------
(1) If no shares received, the number reflected, if any, represents the number of securities with respect to which options/SARs were exercised.
(2)        Valued at the closing price of KAC's Common
           Stock on the date of exercise, less exercise price.
(3)        Valued at $13.125, the closing price of KAC's
           Common Stock on December 29, 1995, less exercise price.
(4) Valued at $35.25, the closing price of MAXXAM's common stock on December 29, 1995, less exercise price.

            Except as set forth below, the SARs relating to MAXXAM common stock set forth in the above table for Mr. La Duc were granted under MAXXAM's 1984 Phantom Share Plan (the "MAXXAM Phantom Plan"). Certain of such SARs under the MAXXAM Phantom Plan are exercisable for cash only and certain are exercisable for cash, MAXXAM common stock or a combination thereof at the
discretion of MAXXAM's Board of Directors.   All such SARs under
the MAXXAM Phantom Plan vest with respect to 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

Defined Benefit Plans

            Kaiser Retirement Plan

            The Company maintains a qualified, defined-benefit Retirement Plan (the "Kaiser Retirement Plan") for salaried employees of the Company and co-sponsoring subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service. These benefits are reflected without reduction for the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on qualified plans and before adjustment for the Social Security offset, thereby reflecting aggregate benefits to be received, subject to Social Security offsets, under the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan (as defined below).


           Annual                  Years of Service
                         -----------------------------------------------
       Remuneration       15        20        25        30        35
       ------------     -------   -------    -------   -------    ------
       $150,000          33,750    45,000     56,250    67,500    78,750
        200,000          45,000    60,000     75,000    90,000   105,000
        250,000          56,250    75,000     93,750   112,500   131,250
        350,000          78,750   105,000    131,250   157,500   183,750
        450,000         101,250   135,000    168,750   202,500   236,250
        550,000         123,750   165,000    206,250   247,500   288,750
        650,000         146,250   195,000    243,750   292,500   341,250
        750,000         168,750   225,000    281,250   337,500   393,750
        850,000         191,250   255,000    318,750   382,500   446,250


The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan and Kaiser Supplemental Benefits Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight life annuity for his lifetime. Messrs. Haymaker, La Duc, Bonn, Daniel and Watts had 2.7, 26.3, 28.5, 38.5 and 20 years of credited service, respectively, on December 31, 1995. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last 10 years of employment and 1.25% of monthly primary Social Security benefits. Pension compensation covered by the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan consists of salary and bonus amounts set forth in the Summary Compensation Table (column (c) plus column (d) thereof).

            Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total 70) and who have been terminated by the Company or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commencing at age 62 or, if they have completed 10 or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump-sum payment.

            Kaiser Supplemental Benefits Plan

            The Company maintains an unfunded, non-qualified Supplemental Benefits Plan (the "Kaiser Supplemental Benefits Plan"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified Section 401(k) plan (the "Kaiser Savings Plan"), were it not for the
Section 401(a)(17) and Section 415 limitations imposed by the Code. Participation in the Kaiser Supplemental Benefits Plan includes all employees of the Company and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to be affected by such limitations imposed by the Code. Eligible participants are entitled to receive the equivalent of the Kaiser Retirement Plan and Kaiser Savings Plan benefits which they may be prevented from receiving under those plans because of such Code limitations.

            Kaiser Termination Payment Policy

            Most full-time salaried employees of the Company are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump sum payments after termination ranging from one-half month's salary for less than one year of service graduating to eight months' salary for 30 or more years of service. The amounts payable to Messrs. La Duc, Bonn, Daniel and Watts under the policy if they had been involuntarily terminated on December 31, 1995 would have been $145,833, $132,008, $133,333 and $112,500, respectively.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

            On April 1, 1993, the Company and KAC entered into a five-year employment agreement with Mr. George T. Haymaker, Jr., pursuant to which Mr. Haymaker currently serves as Chairman and Chief Executive Officer of the Company and KAC. Mr. Haymaker's agreement provided for a base salary of $450,000 per annum and a bonus target of 50% of his salary which began fiscal year 1994. Mr. Haymaker's base salary is subject to review and possible change on an annual basis but cannot be reduced below $450,000 without his consent. In 1995, Mr. Haymaker's agreement was amended to increase his base salary to $465,000 and increase his bonus targets in a manner consistent with the executive incentive program described below in the Compensation Committee Report on Executive Compensation. Pursuant to Mr. Haymaker's agreement, he received an initial award under the 1993 Omnibus Stock Incentive Plan (the "1993 Omnibus Plan") upon its approval by stockholders of options to purchase up to 100,000 shares of KAC Common Stock at its fair market value on the date of the award. Such options vest 20% per year for a period of five years and are reflected in the Summary Compensation Table for 1993.

            In the event of a change of control of the Company or KAC which within one year thereafter adversely affects Mr. Haymaker's title, position, duties, responsibilities or compensation, Mr. Haymaker's employment agreement provides that he may elect to be deemed terminated without cause, and therefore, entitled to a severance payment in an amount equal to two times his base annual salary reduced by any payment made as discussed under "Defined Benefit Plans Kaiser Termination Payment Policy" above. Additionally, in the event of such termination, Mr. Haymaker's options for 100,000 shares of KAC Common Stock shall fully vest.

            Mr. Haymaker's employment agreement further provides that he vests 20% per year in an unfunded non-qualified supplemental benefit, payable at retirement after age 62, equal to a benefit determined as if his Kaiser Retirement Plan pension were based on his aggregate service with the Company and a prior employer (25 years), less his pension from that prior employer and any retirement benefits from the Company.

                  COMPENSATION COMMITTEE REPORT
                                ON
                      EXECUTIVE COMPENSATION

            During 1995, the members who served on the Company's Compensation Committee also served on the Compensation Committee (both Committees hereinafter referred to as the "Committee") of the Company's parent, KAC. Although certain plans or programs in which executive officers of the Company participate are jointly sponsored by the Company and KAC, executive officers of the Company are directly employed and compensated by the Company. References to the "Company" made in the remainder of this report are deemed to include the Company as well as KAC.

Executive Compensation

            Compensation Philosophy - The Company's philosophy is that compensation of its executives, managers and key employees should be related as closely as possible to the ability of the Company as a whole, and the area of direct responsibility of each executive, manager and key employee, to create economic value. Only when earnings and cash flow exceed the amount necessary to provide a positive rate of return on the debt and equity capital invested in the Company and new or added economic value is created can Company shareholders and management share in increased economic rewards.

            Incentive emphasis - The incentive to management to create added economic value should be to share in that added value through additional compensation. To attract and retain talented individuals, the Company provides the opportunity to earn total compensation that is not only competitive with, but potentially superior to, that available from employers with whom the Company and its businesses compete. When sufficient economic value is created to at least cover the cost of debt capital, the incentive component of executive compensation is added to base salary and the total compensation should be equivalent to the opportunity offered by competing employers. If economic value is created in excess of the cost of debt and equity capital, then the incentive component increases at a faster rate once the cost of capital is covered, providing participants an even stronger incentive to create added economic value.

Total Compensation System

            Compensation components - Total compensation for Company executives is made up of a combination of base salary, short and long-term incentive targets, employee benefits and executive perquisites. Base salary is designed to fall approximately within the 45th to 50th percentile of the market described below, while the incentive component, when added to base salary, allows executives and other participants in the Company's incentive programs to earn less, the same or more than the total compensation opportunity offered by competing employers. The Company's compensation for executives also includes other benefits and perquisites which generally fall within the 50th percentile of its comparative market.

            Incentive Compensation - In 1995, the Company adopted the Kaiser 1995 Executive Incentive Compensation Program (the "Executive Program") and the Kaiser 1995 Employee Incentive Compensation Program (the "Employee Program"). The Executive and Employee Programs (collectively, the "Incentive Programs") reflect the Company's compensation philosophy by (i) providing annual incentives based on yearly performance, and long-term incentives based on three-year performance; (ii) structuring a major portion of each participant's total compensation to be at-risk and performance-based; (iii) providing incentive toward the achievement of excellent safety practices; and (iv) promoting individual and group contributions that add value to the Company. The Incentive Programs also reward aggressive and accurate planning. This component of the system is rooted in the belief that economic value results that are planned and controlled by management should be rewarded more positively than those that occur because of unplanned and uncontrolled activity. While there will always be uncertainty that affects economic results, the Board of Directors believes that management should do its best to anticipate these uncertainties, control their impact on the Company and be rewarded for success in doing so.

            Methodology of Incentive Programs - Target incentives under the Incentive Programs are set at the beginning of each annual or long-term performance period. The target incentives are established based on a combination of market survey data, internal force-ranking and assessment of position responsibilities. Major national surveys, as well as market data from a group of approximately 20 companies engaged in metals, mining, chemicals and similar industries, with whom the Company is likely to compete for managerial talent, are used to establish the market. These companies typically range in size from $1 billion to about $13 billion in assets and average $4 billion in annual revenues. Two of the three companies that make up the S&P 500 Aluminum Industry Index used in the performance graph included in this proxy statement are included in this group. In performing its assessment of position responsibilities the Company develops a description of various key positions and their major responsibilities, including the scope of the job as indicated by unit sales levels, number of employees, production levels, reporting level and other factors. Positions are then matched to data base descriptions to ensure an accurate match to reasonably comparable positions at comparative companies.

            The annual and long-term components of the target incentives are based on return on assets employed in the business, plus achievement of goals or financial accomplishments not reflected in the return on assets of the Company or its business units. Before March 31 of each year, the Compensation Committee approves performance goals for the Company and for each business unit for each one-year and three-year period. The performance goals are set so that at the end of each performance period the target incentives can be valued at zero to three times their value, depending on the return on assets in comparison to the cost of capital, for purposes of determining actual awards to be paid to each participant.

            The annual incentive component of each of the Incentive Programs was effective beginning January 1, 1995, and the first long-term performance period is retroactively effective beginning January 1, 1994, and continues through December 31, 1996. Each year a new three-year performance period is established. Annual incentive payments are made in cash after the announcement of the financial results of the Company for the prior fiscal year for which the performance goals were set. Payments for the long-term incentive component of the Incentive Programs will be made 43% in cash and 57% in shares of KAC Common Stock and are expected to be paid in two installments, one-half during the year following the end of the three-year period and one-half during the second year following the end of the three-year period. In each case, however, such payments are conditioned on the continued employment of the participant. As a result, if a participant voluntarily terminates his or her employment for any reason other than death, disability or retirement, any unmade payments are forfeited. Any stock-related awards granted pursuant to the Incentive Programs are intended to be issued under the 1993 Omnibus Plan.

            Executive Program - The participants in the
Executive Program are currently limited to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") and the Chief Administrative Officer ("CAO"). The Executive Program is currently administered by the Compensation Committee. When incentive awards are determined at the end of each performance period, an additional amount equal to 30% of incentive targets based on achievement of goals or other accomplishments not reflected in the return on assets, is added to the incentive
payment amount.   While the Compensation Committee cannot
increase the incentive payment, it may decrease the incentive payment by an amount in the range of 1% to 60% of the target incentive.

            Employee Program - Participants in the Employee Program include the Company's executive officers (other than the CEO, CFO and CAO), managers and other key employees of the Company. As of March 29, 1996, the number of participants, including 10 executive officers not named in the Summary Compensation Table, was approximately 140. Twenty percent of the target incentive for both the annual and long-term component for all participants for each business unit or participant group is deducted from the tentative award, pooled and then allocated to participants in such group by the business unit or participant group manager based on the individual accomplishments and contributions of each individual, subject to the limitation that no participant may receive more than 40% of the participant's
target incentive.   To increase the focus and sense of urgency
regarding excellent safety performance and group accomplishments, a participant's award may be increased or decreased by 1% to 10% of the participant's target incentive based on safety or group achievements during the performance period. The Employee Program is administered by the Company's corporate human resources department.

Base Salaries

            During mid-1995, the CEO recommended and the Committee approved increases in the base salaries and incentive compensation targets of certain executive officers. These increases were recommended mid-year in order to establish appropriate levels of individual total compensation and align the compensation of those executives in connection with the implementation of the Incentive Programs. The Committee also recognized that a number of increases were recommended in light of new or increasing responsibilities assumed by a number of executives and to maintain compensation at competitive levels.
In addition, in recognition of the improved performance of the Company in 1995, the Committee deemed it appropriate to reward the Company's employees, including executive officers, who assisted the Company in realizing such improvement. Accordingly, the Committee determined that, in general, 1996 base salaries for executive officers, other than Mr. Haymaker, should be increased a general average of 4%. As discussed below, Mr. Haymaker's employment agreement was separately amended to increase his base salary in 1995 in recognition of his demonstrated leadership ability as reflected in the improved performance of the Company.

1993 Omnibus Plan

            No grants were made under the 1993 Omnibus Plan in 1995. The 1993 Omnibus Plan is utilized to provide those persons who have substantial responsibility for management and growth of the Company with an opportunity to increase their ownership of KAC Common Stock, stock options or related types of benefits. In addition, the 1993 Omnibus Plan is intended to be used to issue KAC Common Stock in connection with awards under the long-term incentive component of the Incentive Programs.

Employment Agreements

            From time to time and for various reasons, management and the Board of Directors has deemed it appropriate to enter into specific employment agreements with certain executive officers. Such agreements may relate, for example, to the further retention of the officer or a commitment by the officer to relocate to another location. Where such agreements are made, they are negotiated by the Company's General Counsel, or his designee under the supervision of the Committee and reviewed and approved by the Board of Directors or the Committee. In making its compensation decisions, and in supervising the negotiations and approving such employment agreements, the Committee is mindful of the Company's overall corporate objectives and its compensation objectives described above as well as the circumstances making the employment agreement an appropriate compensation mechanism. Such employment agreements generally range in term from one to five years. During 1995, Mr. Haymaker was employed under an employment agreement as discussed under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."


Compensation of the CEO and Other Executives for the Last
Completed Fiscal Year

            Mr. Haymaker served as the Chairman of the Board and CEO of the Company for all of 1995. Mr. Haymaker is employed pursuant to a written employment agreement which is described above under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." His five-year employment agreement provided for a base salary of $450,000 per annum and for such salary to be reviewed and possibly changed on an annual basis, provided however, that such base compensation cannot be reduced to less than $450,000 without Mr. Haymaker's consent.
Mr. Haymaker's initial base salary was established at the time of his employment agreement with the Company pursuant to the base salary program and bonus plan for executives and managers for the Company generally and, in part, on a level of compensation in recognition of his previous compensation history, his leadership qualities and industry experience and expertise. In recognition of Mr. Haymaker's demonstrated leadership since joining the Company, the Committee approved an amendment to Mr. Haymaker's employment agreement in 1995 to increase his base salary to $465,000. In addition, the Committee approved additional changes to Mr. Haymaker's employment agreement which increased the target incentives available to Mr. Haymaker in a manner consistent with the goals and objectives of the Company's total compensation system as described above.

            In recognition of the Company's return to profitability, overall performance relative to the 1995 performance goals and Mr. Haymaker's leadership of the Company in connection with the Company's new business ventures, worldwide expansion and the commercialization of new technology, the annual payment earned by Mr. Haymaker in 1995 under the Executive Program was $225,000 or approximately 95% of the targeted amount. In recognition of many of the same factors, as well as individual accomplishments by certain executives, the annual payments earned in 1995 under the Incentive Programs by the remaining executive officers eligible to participate in those programs during 1995, including 10 executive officers not identified in the Summary Compensation Table were approximately 110% of the aggregate targeted amount.

Compensation by MAXXAM

            Certain of the Company's executive officers were compensated during 1995 principally by MAXXAM, KAC's parent corporation, which establishes salaries and other elements of compensation for such executive officers. Where an executive officer of both the Company and MAXXAM is compensated by the Company, or where an executive officer of both the Company and MAXXAM is compensated by MAXXAM, the respective corporations make intercompany allocations of the costs of employment of the executive officer based on allocation of that executive officer's time as expended among the Company or MAXXAM and respective subsidiaries. Such allocations are described under "Certain Transactions" below.

Compliance with Internal Revenue Code Section 162(m)

            Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the CEO and four other most highly compensated executive officers of such corporations. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Executive Program and the 1993 Omnibus Plan, each of which has been approved by the stockholders of the Company are performance based and designed to enable compliance with Section 162(m) of the Code and the regulations thereunder. The three executive officers eligible to participate in the Executive Program are the only executive officers of the Company to which the deduction limitation is likely to apply and the Compensation Committee believes that awards thereunder should be tax deductible under
Section 162(m).

            Although for purposes of Section 162(m) of the Code, the Committee was composed of qualifying directors during 1995, under the final treasury regulations that govern this section, effective as of the date of the Annual Meeting, Mr. Levin will no longer qualify. Therefore, the Company intends to replace the Committee with two separate committees, the Section 162(m) Committee, which will administer the Section 162(m) plans and the Compensation Policy Committee, which will administer and establish overall compensation policies except those related to
Section 162(m) plans. Each such committee will report directly to the full Board of Directors. Mr. Levin is expected to serve on the Compensation Policy Committee but will not serve on the
Section 162(m) Committee.

                                     Compensation Committee
                                     of the Board of Directors

                                     Robert J. Cruikshank
                                     Ezra G. Levin, Chairman
                                     Robert Marcus



Compensation Committee Interlocks and Insider Participation

            No member of the Compensation Committee of the Board of Directors of the Company was, during the 1995 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or, other than Mr. Levin, had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. Mr. Levin served on the Company's Compensation Committee and Board of Directors during 1995. Mr. Levin is also a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, which provided legal services for the Company and its subsidiaries during 1995.

            During the Company's 1995 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                       CERTAIN TRANSACTIONS

            For certain periods through June 30, 1993, KAC and its subsidiaries (including the Company) were included in the consolidated Federal income tax return filed by MAXXAM. Payments to MAXXAM or refunds from MAXXAM may still be required by or payable to the Company or KAC under the tax allocation agreements that governed those periods due to the final resolution of audits, amended returns and related matters with respect to such periods. The Company's and KAC's credit agreement dated as of February 15, 1994, as amended (the "Credit Agreement"), prohibits any cash payments by the Company to MAXXAM pursuant to the relevant tax allocation agreement after February 15, 1994; however, MAXXAM may offset amounts owing to it against amounts owed by it under the relevant tax allocation agreement, and the Company may make certain cash payments to MAXXAM that are required as a result of audits of MAXXAM's tax returns and only to the extent of any amounts paid after February 15, 1994 by MAXXAM to the Company under the relevant tax allocation agreement. While the Company and KAC are severally liable for the MAXXAM tax group's Federal income tax liability for all of 1993 and applicable prior periods, pursuant to the relevant tax allocation agreements, MAXXAM indemnifies the Company and KAC to the extent the tax liability exceeds amounts payable by them under such agreements.

            The Company and MAXXAM have an arrangement pursuant to which they reimburse each other for certain allocable costs associated with the performance of services by their respective employees. The Company paid a total of approximately $2.4 million to MAXXAM pursuant to such arrangements and MAXXAM paid approximately $2.5 million to the Company pursuant to such arrangements in respect of 1995. Generally, the Company and MAXXAM endeavor to minimize the need for reimbursement by ensuring that employees are employed by the entity to which the majority of their services are rendered.

            On December 15, 1992, the Company issued a note (the "PIK Note") to a subsidiary of MAXXAM in the principal amount of $2.5 million, representing the entire amount of a dividend received by such subsidiary in respect of the shares of KAC's Common Stock which it owned. The PIK Note which accrued interest, compounded semiannually, at a rate equal to 12% per annum, was paid, together with accrued interest thereon, on June 30, 1995.

            In January 1995, Mr. Pierno repaid a $150,000 bank loan which had been guaranteed by MAXXAM. Pursuant to the terms of Mr. Pierno's employment agreement with MAXXAM (which expired in March 1995), his personal loans from MAXXAM, which aggregated $150,000 at 6% interest, were forgiven at the rate of $15,000 per year. Such loans were, and continue to be, secured by real estate owned by Mr. Pierno. As of February 28, 1995, MAXXAM entered into an amendment of Mr. Pierno's promissory note evidencing such loans which provides that (i) installments of $18,750 be paid on each of December 31, 1995, 1996 and 1997, with any remaining principal balance, together with accrued interest, to be paid in full on December 31, 1998; and (ii) the loans be secured by any amounts to which Mr. Pierno may be entitled pursuant to the MAXXAM's Revised Capital Accumulation Plan. Mr. Pierno's principal balance on such loans is currently $56,250. Pursuant to the terms of Mr. Pierno's employment agreement he borrowed an additional $200,000 bearing interest at 6% per annum, with interest being payable monthly and principal being due December 15, 1998 (with prepayments due upon the exercise by Mr. Pierno of any SARs granted pursuant to the agreement or employee benefit plan). Such promissory note is also secured by any amounts to which Mr. Pierno may be entitled pursuant to MAXXAM's Revised Capital Accumulation Plan.


            In July 1993, MAXXAM loaned Mr. Wade $50,000, and advanced him an additional $50,000 which was repaid within ten days, in connection with his purchase of an interest in SHRP, Ltd. The loan was evidenced by an unsecured promissory note, interest on which was payable monthly at an annual rate of 6%. In August, 1995, Mr. Wade repaid the principal of this loan, together with accrued interest thereon.

            Mr. Levin, a director of the Company and KAC, is a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin
& Frankel, which provides legal services for KAC and its subsidiaries.

            On April 17, 1995, SHRP, Ltd. and two affiliated entities, SHRP Acquisition, Inc. and SHRP Capital Corp., filed voluntary corporate petitions under Chapter 11 of the United States Bankruptcy Code. Their bankruptcy plan has since been confirmed and the transactions contemplated by the bankruptcy reorganization plan were consummated on October 6, 1995. Since July 1993, Mr. Wade has served as a director, Vice President and Secretary of SHRP, Inc., SHRP, Ltd.'s sole general partner prior to SHRP, Ltd.'s bankruptcy reorganization, and of SHRP Capital Corp., a subsidiary of SHRP, Ltd. Also, Mr. Hurwitz has served as a director and Chairman of the Board of SHRP, Inc., and as a director, Chairman of the Board and President of SHRP Capital Corp.

            In October 1990, Amarlite filed a voluntary corporate petition under Chapter 11 of the United States
Bankruptcy Code. In December 1991, Amarlite obtained approval of its reorganization plan, which was funded and substantially consummated on January 14, 1992. Mr. Haymaker was Chief
Executive Officer and a director of Amarlite during such period.


        COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

            Based solely upon a review of the copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and greater than ten percent beneficial owners except as to Messrs. Smith and Watts. Information with respect to their holdings of approximately 114 and 43 shares of 1985 Series B Stock was inadvertently omitted in the initial Form 3 filings of each of Messrs. Smith and Watts, respectively. Form 4 filings with respect to the subsequent sale of 40 shares of such 1985 Series B Stock by each of Messrs. Smith and Watts were not made on a timely basis. In
February 1996, such holdings and subsequent transactions were reported in Form 5 filings for each of Messrs. Smith and Watts.


                          OTHER MATTERS

Independent Public Accountants

            The Company has appointed Arthur Andersen LLP as its independent public accountants through the conclusion of the audit with respect to the Company's 1995 fiscal year. Representatives of Arthur Andersen LLP plan to attend the Annual Meeting of Stockholders and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.

Stockholder Proposals for the 1997 Annual Meeting of Stockholders

            Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's executive offices at 5847 San Felipe, Suite 2600, Houston, Texas 77057 by December 30, 1996 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

Other Matters

            The cost of soliciting proxies in connection with the Annual Meeting will be borne by the Company. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. Proxies may be solicited by directors, officers and employees of the Company without special remuneration. The Company has retained Corporate Investor Communications, Inc. to assist solely in a broker search and in the distribution of proxy materials at an estimated cost of approximately $700. In addition to the use of mails, proxies may be solicited by personal interviews, facsimile, telephone or telegraph.

            The persons designated to vote shares covered by management proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management knows of no matters which will be presented for action at the meeting other than as referred to in this proxy statement.

                            By Order of the Board of Directors

                            /s/ Byron L. Wade

                            BYRON L. WADE
                            Secretary

April 29, 1996
Houston, Texas

                                       [KACC Logo]





- --------------------------------

        Table of Contents

Notice of Annual Meeting of Stockholders
Proxy Statement
             Election of Directors . . . . . . . . 2
             The Board of Directors and its
              Committees . . . . . . . . . . . . . 2
             Executive Officers and Directors. . . 4
             Principal Stockholders. . . . . . . . 9
             Executive Compensation . . . . . . . 11
             Compensation Committee Report on
              Executive Compensation . . . . . .  15
             Certain Transactions . . . . . . .   20
             Compliance with Section 16(a)
              of the Exchange Act . . . . . . .   21
             Other Matters . . . . . . . . . . .  21


- --------------------------------

                           [KACC Logo]






- ---------------------------------------------------------------

                  Notice of 1996 Annual Meeting
                               and
                         Proxy Statement


- ---------------------------------------------------------------





                            Important
                Please sign and date your proxy card
            and promptly return it in the enclosed envelope.



  Printed on recycled paper.

DIRECTION BY PARTICIPANT TO TRUSTEE OF KAISER ALUMINUM
USWA EMPLOYEE STOCK OWNERSHIP PLAN (USWA STOCK PLAN)

PROXY FOR CUMULATIVE (1985) SERIES A) PREFERRED STOCK
KAISER ALUMINUM & CHEMICAL CORPORATION
Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 5, 1996

     The undersigned hereby directs the Trustee of the USWA Stock Plan to vote all the shares (in person or by proxy) allocated to the undersigned's account as of April 30, 1996, at the Annual Meeting of Stockholders to be held on June 5, 1996, and at any and all adjournments or postponements thereof. The Trustee or its proxy, acting at the meeting, may exercise all powers hereby conferred.

     THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED ON THE REVERSE SIDE. IF THIS CARD IS RETURNED AND NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT. THE TRUSTEE WILL KEEP ALL VOTES CONFIDENTIAL AND WILL VOTE SHARES AS TO WHICH NO VOTING INSTRUCTION CARDS ARE RECEIVED IN THE SAME PROPORTIONS AS THE SHARES TO WHICH VOTING INSTRUCTION CARDS ARE RECEIVED ARE VOTED.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE BY WEDNESDAY, MAY 29, 1996.
      (SEE REVERSE SIDE)

THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED BELOW.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /


2. In their discretion, the Trustee or its proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the under-signed.

    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1996

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title


May 3, 1996

To:  Participants in Kaiser Aluminum USWA Employee Stock
     Ownership Plan
     (USWA Plan)


As a participant in the USWA Plan, you have an interest in the forthcoming Annual Meeting of Stockholders of Kaiser Aluminum & Chemical Corporation ("Kaiser Aluminum") to be held on June 5, 1996. Each participant is entitled to direct the USWA Plan Trustee how to vote the shares of Kaiser Aluminum's Cumulative (1985 Series A) Preference Stock credited to his or her account as of April 30, 1996. Shares credited to your account, which you are entitled to vote, are shown on this voting direction card.

The item to be voted on at this year's Annual Meeting is the election of Directors. If you wish to instruct the Trustee how to vote on these items, you may use this card.

If the Trustee does not receive a signed direction card from you before 5:00 p.m. Eastern Daylight Time on May 29, 1996, the Trustee or its proxy will vote the shares in your account in the same manner proportionally as it votes the other shares for which timely voting instructions are received.

For you information, enclosed are Kaiser Aluminum's Notice of Annual Meeting of Stockholders and Proxy Statement and its 1995 Annual Report on Form 10-K to the Securities and Exchange Commission. Please return your card in the enclosed postage-paid envelope before 5:00 p.m. Eastern Daylight Time on May 29, 1996. Individual voting instructions received by the Trustee will be held in complete confidence.

Your participation in this vote is encouraged.


Mellon Bank N.A. as Trustee of
Kaiser Aluminum USWA
Employee Stock Ownership Plan

Enclosures

DIRECTION BY PARTICIPANT TO TRUSTEE OF KAISER ALUMINUM
SALARIED EMPLOYEE STOCK OWNERSHIP PLAN (SALARIED PLAN)
PROXY FOR CUMULATIVE (1985 SERIES B) PREFERENCE STOCK
KAISER ALUMINUM & CHEMICAL CORPORATION
Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 5, 1996

     The undersigned hereby directs the Trustee of the Salaried Plan to vote all the shares (in person or by proxy) allocated to the undersigned's account as of April 30, 1996, at the Annual Meeting of Stockholders to be held on June 5, 1996, and at any and all adjournments or postponements thereof. The Trustee or its proxy, acting at the meeting, may exercise all powers hereby conferred.

     THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED ON THE REVERSE SIDE. IF THIS CARD IS RETURNED AND NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT. THE TRUSTEE WILL KEEP ALL VOTES CONFIDENTIAL AND WILL VOTE SHARES AS TO WHICH NO VOTING INSTRUCTION CARDS ARE RECEIVED IN THE SAME PROPORTIONS AS THE SHARES TO WHICH VOTING INSTRUCTION CARDS ARE RECEIVED ARE VOTED.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE BY WEDNESDAY, MAY 29, 1996.
(SEE REVERSE SIDE)

THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED BELOW.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL

     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2. In their discretion, the Trustee or its proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the under-signed.


    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1996

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title


May 3, 1996

To:  Participants in Kaiser Aluminum Salaried Employee Stock
     Ownership Plan
     (Salaried Plan)

As a participant in the Salaried Plan, you have an interest in the forthcoming Annual Meeting of Stockholders of Kaiser Aluminum & Chemical Corporation ("Kaiser Aluminum") to be held on June 5, 1996. Each participant is entitled to direct the Salaried Plan Trustee how to vote the shares of Kaiser Aluminum's Cumulative (1985 Series B) Preference Stock credited to his or her account as of April 30, 1996. Shares credited to your account, which you are entitled to vote, are shown on this voting direction card.

The item to be voted on at this year's Annual Meeting is the election of Directors. If you wish to instruct the Trustee how to vote on these items, you may use this card.

If the Trustee does not receive a signed direction card from you before 5:00 p.m. Eastern Daylight Time on May 29, 1996, the Trustee or its proxy will vote the shares in your account in the same manner proportionally as it votes the other shares for which timely voting instructions are received.

For you information, enclosed are Kaiser Aluminum's Notice of Annual Meeting of Stockholders and Proxy Statement, and its 1995 Annual Report on Form 10-K to the Securities and Exchange Commission. Please return your card in the enclosed postage-paid envelope before 5:00 p.m. Eastern Daylight Time on May 29, 1996. Individual voting instructions received by the Trustee will be held in complete confidence.

Your participation in this vote is encouraged.


Mellon Bank N.A. as Trustee of
Kaiser Aluminum Salaried
Employee Stock Ownership Plan

Enclosures

PROXY FOR CUMULATIVE (1985 SERIES B) PREFERENCE STOCK
KAISER ALUMINUM & CHEMICAL CORPORATION
Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 5, 1996

The undersigned hereby appoints Robert W. Irelan, John T. La Duc, Anthony R. Pierno and Byron L. Wade as proxies (each with power of substitution) to vote, as designated on the reverse side, all shares of Cumulative (1985 Series B) Preference Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 5, 1996, and at any and all adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.
(SEE REVERSE SIDE)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY
THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE
VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AS
SET FORTH IN THE PROXY STATEMENT.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1996

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title

PROXY FOR CUMULATIVE (1985 SERIES A) PREFERENCE STOCK
KAISER ALUMINUM & CHEMICAL CORPORATION
Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 5, 1996

The undersigned hereby appoints Robert W. Irelan, John T. La Duc, Anthony R. Pierno and Byron L. Wade as proxies (each with power of substitution) to vote, as designated on the reverse side, all shares of Cumulative (1985 Series A) Preference Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 5, 1996, and at any and all adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.
(SEE REVERSE SIDE)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY
THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE
VOTED "FOR" THE ELECTION OF NOMINEES AS SET FORTH IN THE PROXY
STATEMENT.


1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1996

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title

PROXY FOR COMMON STOCK
KAISER ALUMINUM & CHEMICAL CORPORATION
Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 5, 1996

The undersigned hereby appoints Robert W. Irelan, John T. La Duc, Anthony R. Pierno and Byron L. Wade as proxies (each with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 5, 1996, and at any and all adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.
(SEE REVERSE SIDE)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY
THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE
VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AS
SET FORTH IN THE PROXY STATEMENT.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1996

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title